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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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☐	Soliciting Material Pursuant to §240.14a-12
BITSTREAM INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BITSTREAM INC.
215 FIRST STREET
CAMBRIDGE, MASSACHUSETTS 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 20, 2003, 10:00 a.m.

        NOTICE IS HEREBY GIVEN to the stockholders of BITSTREAM INC., a Delaware corporation (the "Company"), that the Annual Meeting of Stockholders (the "Meeting") will be held at the Company's principal offices located at 215 First Street, Cambridge, Massachusetts 02142 at 10:00 a.m., Eastern Daylight Time, on May 20, 2003 for the following purposes:

        1.    To elect a board of five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified; and

        2.    To transact such other and further business as may properly come before the Meeting or any postponement or adjournment thereof.

        Only stockholders of record at the close of business on April 8, 2003 are entitled to notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books of the Company will not be closed.

        A copy of the Company's Annual Report for the year ended December 31, 2002 accompanies this notice.

By Order of the Board of Directors,

CHARLES YING Chairman of the Board

April 18, 2003

RETURN OF PROXIES

        A proxy and self-addressed envelope are enclosed for your use. Whether or not you plan to attend the Meeting, the Board of Directors of the Company requests that you execute and return your proxy in the enclosed envelope in order to secure a quorum, to avoid the expense of additional proxy solicitation and to ensure that your shares will be represented at the Meeting. Your cooperation is greatly appreciated.

Bitstream Inc.
215 First Street
Cambridge, Massachusetts 02142

PROXY STATEMENT

        The enclosed proxy ("Proxy") is solicited by the Board of Directors (the "Board") of Bitstream Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Meeting") to be held at the Company's principal offices located at 215 First Street, Cambridge, Massachusetts 02142 on May 20, 2003, at 10:00 a.m., Eastern Daylight Time and at any adjournment or adjournments thereof. Any stockholder giving a Proxy has the power to revoke it at any time before it is voted by executing another Proxy bearing a later date or by giving written notice of revocation to the Company addressed to the Secretary prior to the Meeting or by oral or written notice at the Meeting or by voting in person by ballot at the Meeting. A stockholder's attendance at the Meeting will not by itself revoke a Proxy.

        The mailing address of the Company's principal executive office is 215 First Street, Cambridge, Massachusetts 02142, Telephone No. (617) 497-6222. The approximate date on which this proxy statement (the "Proxy Statement") and form of Proxy are first being sent or given to stockholders is on or about April 18, 2003.

SOLICITATION OF PROXIES

        The persons named as proxies are Charles Ying, Chairman of the Board and Chief Executive Officer of the Company, and Anna M. Chagnon, President, Chief Operating Officer and Secretary of the Company. The stock represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder executing the same. In the absence of specification, the shares of stock will be voted FOR the election of each of the five persons nominated by the Board to serve as directors and in the discretion of the proxies on other business which may properly come before the Meeting. The cost of preparing, assembling and mailing the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees of the Company may solicit proxies by telephone, telegram or other means of communication. The Company will request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares of stock and will reimburse them for their reasonable expenses in forwarding the proxy material.

SHARES OUTSTANDING AND VOTING RIGHTS

        Only holders of shares of Class A Common Stock, $0.01 par value ("Class A Shares" or "Class A Common Stock"), of record at the close of business on April 8, 2003 (the "Record Date") are entitled to vote at the Meeting, or any adjournment thereof. On the Record Date, there were 8,475,125 Class A Shares issued of which 125,809 were designated as treasury shares. Each Class A Share is entitled to one vote on all matters to be voted upon. The presence in person or by properly executed Proxy of the holders of a majority of the issued and outstanding shares of Class A Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Directors are elected by a majority of the votes present in person or by proxy at the Meeting and voting on such proposal. The affirmative vote of a majority of the votes present in person or by proxy at the Meeting is required for the approval of any other business which may properly be brought before the Meeting or any adjournment thereof.

        Stockholders of the Company vote at the Meeting by casting ballots (in person or by proxy), which are tabulated by a person who is appointed by the Board before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes (i.e. shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) are counted only for purposes of determining whether a quorum is present at the Meeting.

        The stock transfer books of the Company will not be closed. Stockholders who do not expect to attend the Meeting, but wish to have their shares of stock voted at the Meeting, are urged to complete, sign, date and return the enclosed Proxy as promptly as possible.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Five directors of the Company are to be elected to serve until the next annual meeting of stockholders of the Company or until the election and qualification of their respective successors. Each of the nominees named below currently serves as a director of the Company. The persons named in the accompanying Proxy intend to vote (unless authority to vote for directors is withheld in such Proxy) all duly executed Proxies unrevoked at the time of the exercise thereof for the election to the Board of all of the nominees named below, each of whom consented to be named herein and to serve as a director if elected at the Meeting. The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in the event that any nominee should become unavailable prior to the Meeting, the Proxy will be voted for a substitute nominee designated by the Board if a substitute nominee is designated. Listed below is certain information with respect to each current nominee for election as a director. For information concerning the number of shares of Class A Common Stock beneficially owned by each nominee, see "Principal and Management Stockholders" included elsewhere herein.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTORS

        The Company's directors and their ages as of April 8, 2003 are as follows:

NAME	AGE	POSITION WITH THE COMPANY
Charles Ying(1)	56	Chairman of the Board, Chief Executive Officer and Director
George B. Beitzel(2)(3)	74	Director
Amos Kaminski(1)(2)(3)	73	Director
Michael Lang(3)	51	Director
David G. Lubrano(1)(2)(3)	72	Director

(1)
Member of the Executive Committee.

(2)
Member of the Audit Committee.

(3)
Member of the Compensation Committee.

        Charles Ying has been Chief Executive Officer of the Company since May 1997 and Chairman of the Board since April 1997. From January 1992 to January 1996, Mr. Ying served as Chief Executive Officer of Information International Inc., a corporation engaged in the business of designing, manufacturing and marketing computer-based systems that automate document production and publishing. Mr. Ying also serves on the Board of Directors of DiamondSoft, Inc. as the Company's representative. Mr. Ying holds a B.S. and M.S. in Electrical Engineering from the Massachusetts Institute of Technology.

        George B. Beitzel has been a director of the Company since April 1989. Mr. Beitzel retired in 1987 from International Business Machines Corporation ("IBM"), where he held numerous positions including serving as a member of the IBM Board of Directors and Corporate Office. Mr. Beitzel currently serves on the Board of Directors of Deutsche Bank Trust Company Americas, Computer Task Group, Inc., Actuate Corporation and Gevity HR, Inc.

        Amos Kaminski has been a director of the Company since 1985 and was Chairman of the Board from 1991 through 1996. Mr. Kaminski founded Interfid Ltd., a private investment advisory firm, in 1984 and has served as its President and on its Board of Directors since its formation. Mr. Kaminski is also the founder, President and Chairman of the Board of Directors of AFA Asset Services, Inc., a private real estate asset management company, and Chairman of the Board of Directors of Interfid Capital, Inc., an investment management company.

        Michael Lang has been a director of the Company since July of 2001. Mr. Lang co-founded MetaMatrix, Inc. in 1998, a leading provider of infrastructure software for integrating and managing information across the enterprise, and is currently responsible for defining and leading their sales and development strategies as Executive Vice President, Sales. Prior to joining MetaMatrix, he was President of Symmetrical Technologies, a wholly owned subsidiary of Network Imaging from 1993 to 1995. Symmetrical Technologies is the inventor and manufacturer of network ready, proprietary optical storage devices. From 1990 to 1993, Mr. Lang had been founder and President of NSI Corporation, an integrator and software developer. In 1993, Network Imaging Corporation (NASDAQ: IMGX) acquired the company to gain access to NSI's unique document imaging and management system. Mr. Lang has also held positions as Senior Vice President, Global Equities Marketing for Reuters from 1989 to 1990;

Senior Vice President, Sales and Marketing for Bridge Information Systems Inc. from 1983 to 1989; and Manager, Options and Futures Department for Alex. Brown & Sons from 1979 to 1983. Mr. Lang holds a B.S. in Chemistry from Washington College.

        David G. Lubrano has been a director of the Company since 1987. Mr. Lubrano retired in 1985 from Apollo Computer Inc., a corporation engaged in manufacturing workstations, which he co-founded and where he had been a Senior Vice President of Finance and Administration, Chief Financial Officer and a director.

        The Company's By-laws provide that the Board will be elected at the annual meeting of the stockholders, or at a special meeting of the stockholders in lieu thereof, and that all directors shall hold office until the next annual meeting of stockholders, or next special meeting of the stockholders in lieu thereof, or until their successors are chosen and qualified.

        There are no family relationships among any of the executive officers or directors of the Company.

CORPORATE GOVERNANCE

Board Committees and Meetings of the Board

        The Board has a standing Audit Committee, a Compensation Committee and an Executive Committee. The Board does not have a nominating committee. The Audit Committee reviews the Company's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent auditors. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Compensation Committee also administers the Company's benefit plans and administers the issuance of stock options and other awards under the 1994, 1996, 1997 and 2000 Stock Plans of the Company to all employees and directors of the Company, including the members of such committee. The Executive Committee oversees the management of the business and affairs of the Company, including mergers and acquisitions, and evaluation of strategic business opportunities. In the year ended December 31, 2002, Messrs. Beitzel, Kaminski and Lubrano served on the Audit Committee, Messrs. Beitzel, Kaminski, Lang and Lubrano served on the Compensation Committee, and Messrs. Ying, Kaminski and Lubrano served on the Executive Committee. Mr. Lubrano serves as the Chairman of the Audit Committee, Mr. Beitzel serves as the Chairman of the Compensation Committee and Mr. Kaminski serves as the Chairman of the Executive Committee.

        The Board and executive management believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. The Board and executive management team have been reviewing and will continue to review the Company's corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. The Board and the executive management team have also been reviewing the provisions of the Sarbanes-Oxley Act of 2002, and will continue to review new and proposed rules of the Securities and Exchange Commission.

        During the year ended December 31, 2002, the full Board met five times, the Audit Committee met four times and the Compensation Committee met five times. The Executive Committee did not meet during the year ended December 31, 2002. All incumbent directors attended at least 75% of the aggregate number of the meetings of the Board and the Committees.

Director Compensation

        For the year ended December 31, 2002, each director who was not an employee of the Company received $15,000.00 in cash compensation for service as a director of the Company.

        On February 4, 2003, the Board awarded non-qualified stock options ("NQSOs") to purchase 20,000 Class A Shares to each of Messrs. Beitzel, Kaminski, Lang and Lubrano, pursuant to the 1997 Stock Plan for Messrs. Beitzel, Kaminski and Lubrano and pursuant to the 2000 Stock Plan for Mr. Lang. Each of such options have an exercise price equal to the fair market value of the Class A Common Stock of the Company on the date of grant, are exercisable for ten years and vest in one-third increments on each of the first, second and third anniversaries of the date of the grant.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report of the Compensation Committee of the Board, the report of the Audit Committee of the Board and the stock performance graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act or under the Exchange Act.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee (the "Compensation Committee") of the Company at the direction of the Board has prepared the following report for inclusion in this Proxy Statement. The Compensation Committee is comprised of Messrs. Beitzel, Kaminski, Lang and Lubrano, four non-employee directors who are "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee has the responsibility for all compensation matters concerning the Company's executive officers.

        The Company's executive compensation program is intended to attract and retain highly-qualified senior managers by providing compensation opportunities that reflect the Company's business results and the individual executive's performance. The Compensation Committee believes that these compensation opportunities will motivate management's efforts by ensuring that the rewards received by Company executives are consistent with the achievement of the Company's business objectives and with the value added by management to the stockholders' interests in the Company. The program provides for base salaries that reflect such factors as level of responsibility, internal fairness and external competitiveness, and annual incentive bonus awards that are payable in cash for the achievement of target levels of sales and earnings, strategic acquisitions and other initiatives, introduction of innovative products and services, and the achievement of and progress toward other significant annual financial and operational objectives as determined by the Compensation Committee. In general, the cash compensation of the Company's executive officers approximates the average of compensation paid to executives of appropriate comparator companies who occupy positions of similar responsibilities. The program also provides long-term incentive opportunities in the form of stock options that strengthen the mutuality of economic interest between management and the Company's stockholders and encourage management continuity.

        The following is a discussion of each element of the Company's executive compensation program, including a description of the decisions and actions taken by the Compensation Committee with respect to the 2002 compensation for the Chief Executive Officer (the "CEO") and all executive officers as a group.

Management Compensation Program

        Compensation of the Company's executive officers in the year ended December 31, 2002 (as reflected in the tables that follow with respect to the Named Executive Officers) consisted of the following elements: base salary, annual incentive bonus and the opportunity for stock option grants under the Company's stock option plans. Total annual cash compensation for each executive officer varies each year based on the Company's achievement of its annual objectives and the individual's performance. Stock options to purchase 80,000 shares were granted to David Frenkel, upon being hired as Vice president and General Manager of Pageflex, Inc., under the 2000 Stock Plan during 2002. In addition, stock options that were previously granted to certain executive officers and employees under the 1994 Stock Plan, the 1996 Stock Plan, the 1997 Stock Plan and the 2000 Stock Plan continue to be outstanding and unexercised. The potential value of previously granted long-term stock options varies based upon the fair market value of the Company's stock.

        With respect to determining the base salary of each of the executive officers, the Compensation Committee takes into consideration a variety of factors, including the executive's level of responsibility and individual performance, the salaries of similar positions in comparable companies and the financial and operational performance of the Company in relation to its objectives and its competitive standing. The Company reviews the results of various industry salary surveys to ensure its understanding of competitive compensation levels and practices in the marketplace. From time to time, the Compensation Committee utilizes the services of a recognized, independent external consulting firm to determine marketplace compensation values and practices, and to assess the reasonableness of the overall compensation program.

        The Company's annual incentive bonus to its executive officers (including the Named Executive Officers) is based on the achievement of objective, financial and operational performance targets and the discretion of the Compensation Committee. These targets may include sales volume, net operating income, accomplishment of certain strategic business initiatives and other performance objectives as may be determined annually. In determining individual incentive bonus awards, the accountability of executive officers and their individual contributions towards the attainment of these objectives are considered. In determining specific awards for the most recent performance year, the Compensation Committee placed considerable emphasis on sales growth of the Company's individual business segments, progress toward achievement of earnings objectives, new product development, management of corporate expenses and cash burn, and the voluntary waiver of base salaries by certain executive officers during 2001 and 2002. The calculation of the Company's financial and operational performance with respect to the determination of these incentive bonus awards, if any, is made as soon as is practicable after the completion of the Company's fiscal year.

        In addition to cash compensation, the Compensation Committee and the Board believe that providing executive officers with stock ownership opportunities aligns the interests of the executives with other stockholders and encourages the executives' long-term retention in the Company. The long-term incentive element of the Company's management compensation program is therefore in the form of stock option grants.

        On August 1, 2002, the Board awarded ISOs to purchase 80,000 Class A Shares to David Frenkel, Vive President and General Manager of Pageflex, Inc. Such options have an exercise price equal to the fair market value of the Class A Common Stock of the Company on the date of grant, are exercisable for ten years and vest in one-third increments on each of the first, second and third anniversaries of the date of the grant.

        The 1994 Stock Plan, 1996 Stock Plan, 1997 Stock Plan and 2000 Stock Plan are intended to create opportunities for executive officers and other key employees of the Company to acquire a proprietary interest in the Company and thereby enhance their efforts in the service of the Company and its stockholders. In addition, the vesting provisions of such awards (which limit the exercisability of such options for certain periods of time) encourage the continued service and stability of the management team.

Chief Executive Officer Compensation

        Charles Ying, Chairman of the Board and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation programs in which other executive-level employees of the Company participate. His total annual compensation for 2002 (including compensation derived from salary and annual incentive bonus) was determined by the Compensation Committee in consideration of the same performance criteria used to establish pay levels for all other executive-level employees. In particular, Mr. Ying's salary for the year ended December 31, 2002 was at the rate of $150,000 per annum in recognition of the Board's overall satisfaction with his performance and contributions. Mr. Ying, together with the other members of the Company's executive team, elected to forgo a portion of his salary during 2001 and 2002 as part of a voluntary salary reduction plan. As a result, Mr. Ying was paid $145,250 during the year ended December 31, 2002. In February 2003, Mr. Ying was repaid for his waived compensation for both 2001 and 2002 in the amount of $16,288. The Compensation Committee has determined that Mr. Ying's salary is below the median salary of Chief Executive Officers in a selected group of comparable companies.

Compensation Committee
George B. Beitzel
Amos Kaminski
Michael Lang
David G. Lubrano

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

        The Company retained PricewaterhouseCoopers LLP ("PwC") as its independent accountants for the audit of the Company's financial statements for the year ended December 31, 2002 and intends to retain PwC for the year ending December 31, 2003. Representatives of PwC are expected to be present at the meeting to answer appropriate questions and they will have the opportunity to make a statement if they desire to do so.

Change in Independent Public Accountants

        In April 2002, the Company's Board, upon the recommendation of its Audit Committee, decided to dismiss Arthur Andersen LLP as the Company's independent accountants and engaged PwC to serve as the Company's independent accountants for the year ended December 31,2002, effective January 1, 2002.

        Neither Arthur Andersen's report on the Company's consolidated financial statements for the year ended December 31, 2001 nor PwC's report on the Company's consolidated financial statements for the year ended December 31, 2002 contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the year ended December 31, 2001, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in conjunction with their report on the Company's consolidated financial statements for such year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the year ended December 31, 2001 neither the Company, nor anyone acting on its behalf, consulted PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

2002 Audit Firm Fee Summary

        During 2002, the Company retained its principal accountant, PwC, to provide services in the following categories and amounts:

Audit Fees	$93,000
Financial Information Systems Design and Implementation Fees	—
*All Other Fees	34,393

Total Fees	$127,393

*All
other fees consisted of $28,250 in tax compliance and advisory services and $6,143 for audit related services.

        The Audit Committee of the Company (the "Audit Committee") annually considers whether the provisions of non-audit services by the Company's principal auditors is compatible with maintaining auditor independence and concluded that all services engaged during 2002 did maintain auditor independence.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is comprised of Messrs. Beitzel, Kaminski and

Lubrano, three non-employee directors who are "independent" within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee has the responsibility for reviewing the Company's accounting practices, internal accounting controls and financial results and overseas the engagement of the Company's independent accountants.

        The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

        The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

        The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

        Based on the review and discussions referred to in the foregoing three paragraphs, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

        The Board has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix 1 to this Proxy Statement.

Audit Committee
George B. Beitzel
Amos Kaminski
David G. Lubrano

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain summary information concerning compensation during the year ended December 31, 2002 by the Company to its Chief Executive Officer (the "CEO"), the four most highly compensated executive officers other than the CEO who were serving as executive officers on December 31, 2002, whose aggregate salary and bonus exceeded $100,000 for the year ended December 31, 2002, and one individual who would have been disclosed but was not serving as a executive officer at December 31, 2002 (together, the "Named Executive Officers").

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Other Annual Compensation($)	Securities Underlying Options/ Warrants(#)(2)		All Other Compensation($)(3)
Charles Ying Chief Executive Officer	2002 2001 2000	145,250 138,466 150,000	(4) (4)	— — —	— — —	— 20,000 —	(5)	— — —
Anna M. Chagnon(6) President, Chief Financial Officer, Chief Operating Officer and General Counsel	2002 2001 2000	174,808 166,154 141,539		100,000 — 50,000	— — —	— 40,000 50,000	(7) (8)	2,622 5,100 5,746
John S. Collins Vice President and Chief Technology Officer	2002 2001 2000	135,962 129,231 130,385		50,000 — 10,000	— — —	— 20,000 10,000	(10) (12)	34,289 59,701 4,212	(9) (11)
Sampo Kaasila Vice President of Research and Development	2002 2001 2000	135,962 129,231 120,769		60,000 — 30,000	— — —	— 20,000 25,000	(13) (14)	2,039 4,777 3,623
Costas Kitsos Vice President of Engineering	2002 2001 2000	150,529 143,077 121,346		60,000 — 30,000	— — —	— 20,000 50,000	(15) (16)	2,258 5,100 4,540
Sang Lee(17) Former Vice President of Sales and Marketing, Pageflex	2002 2001 2000	106,154 147,692 116,154		50,000 — 30,000	— — —	— 20,000 100,000	(18) (19)	2,243 5,100 3,485

(1)
Bonus amounts for 2002 were paid in February 2003 and include bonus amounts accrued for 2001, and the repayment of compensation voluntarily waived during 2001 and 2002 by Named Executive Officers during 2001 and 2002.

(2)
The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during the years ended December 31, 2000, December 31, 2001 and December 31, 2002.

(3)
Represents matching contributions by the Company for the account of the Named Executive Officer under the Company's 401(k) Plan unless otherwise noted.

(4)
In February 2003, the Company's Board elected to repay Mr. Ying for compensation that he waived during 2001 and 2002 as part of a voluntary salary reduction plan totaling $16,288.

(5)
Represents options to purchase 20,000 shares of Class A Common Stock with an exercise price of $3.96 per share, which was the fair market value of the shares on the date of grant (November 5, 2001). These options expire on November 5, 2011 and vest in installments of 6,666 shares, 6,667 shares and 6,667 shares, respectively, on the first, second and third anniversaries of the date of the grant.

(6)
In March 2003, James Dore, was appointed Vice President and Chief Financial Officer of the Company. Ms. Chagnon remains as the Company's President, Chief Operating Officer and General Counsel.

(7)
Represents options to purchase 40,000 shares of Class A Common Stock with an exercise price of $3.96 per share, which was the fair market value of the shares on the date of grant (November 5, 2001). These options expire on November 5, 2011 and vest in installments of 13,333 shares, 13,333 shares and 13,334 shares, respectively, on the first, second and third anniversaries of the date of the grant.

(8)
Represents options to purchase 50,000 shares of Class A Common Stock with an exercise price of $2.031 per share, which was the fair market value of the shares on the date of grant (December 11, 2000). These options expire on December 11, 2010 and vest in installments of 16,666 shares, 16,667 shares and 16,667 shares, respectively, on the first, second and third anniversaries of the date of grant.

(9)
Represents (i) $2,789 in matching contributions by the Company for the account of Mr. Collins under the Company 401(k) Plan and (ii) $31,500 in compensation attributable to the exercise of 35,000 warrants during 2002 calculated at the number of shares of exercised times the fair market value ($2.23) on the date of exercise (August 8, 2002) less the exercise price ($0.90).

(10)
Represents options to purchase 20,000 shares of Class A Common Stock with an exercise price of $3.96 per share, which was the fair market value of the shares on the date of grant (November 5, 2001). These options expire on November 5, 2011 and vest in installments of 6,666 shares, 6,667 shares and 6,667 shares, respectively, on the first, second and third anniversaries of the date of the grant.

(11)
Represents (i) $4,177 in matching contributions by the Company for the account of Mr. Collins under the Company 401(k) Plan and (ii) $55,524 in compensation attributable to the exercise of 19,830 warrants during 2001 calculated at the number of shares of exercised times the fair market value ($3.70) on the date of exercise (August 6, 2001) less the exercise price ($0.90).

(12)
Represents options to purchase 10,000 shares of Class A Common Stock with an exercise price of $2.031 per share, which was the fair market value of the shares on the date of grant (December 11, 2000). These options expire on December 11, 2010 and vest in installments of 3,333 shares, 3,333 shares and 3,334 shares, respectively, on the first, second and third anniversaries of the date of grant.

(13)
Represents options to purchase 20,000 shares of Class A Common Stock with an exercise price of $3.96 per share, which was the fair market value of the shares on the date of grant (November 5, 2001). These options expire on November 5, 2011 and vest in installments of 6,666 shares, 6,667 shares and 6,667 shares, respectively, on the first, second and third anniversaries of the date of the grant.

(14)
Represents options to purchase 25,000 shares of Class A Common Stock with an exercise price of $2.031 per share, which was the fair market value of the shares on the date of grant (December 11, 2000). These options expire on December 11, 2010 and vest in installments of 8,333 shares, 8,333 shares and 8,334 shares, respectively, on the first, second and third anniversaries of the date of the grant.

(15)
Represents options to purchase 20,000 shares of Class A Common Stock with an exercise price of $3.96 per share, which was the fair market value of the shares on the date of grant (November 5, 2001). These options expire on November 5, 2011 and vest in installments of 6,666 shares, 6,667 shares and 6,667 shares, respectively, on the first, second and third anniversaries of the date of the grant.

(16)
Represents options to purchase 50,000 shares of Class A Common Stock with an exercise price of $2.031 per share, which was the fair market value of the shares on the date of grant (December 11, 2000). These options expire on December 11, 2010 and vest in installments of 16,666 shares, 16,667 shares and 16,667 shares, respectively, on the first, second and third anniversaries of the date of grant.

(17)
Mr. Lee started at the Company on February 7, 2000 and he resigned effective September 1, 2002.

(18)
Represents options to purchase 20,000 shares of Class A Common Stock with an exercise price of $3.96 per share, which was the fair market value of the shares on the date of grant (November 5, 2001). These options vest in installments of 6,666 shares, 6,667 shares and 6,667 shares, respectively, on the first, second and third anniversaries of the date of the grant and were all cancelled in connection with Mr. Lee's resignation effective September 1, 2002.

(19)
Represents (i) options to purchase 25,000 shares of Class A Common Stock with an exercise price of $8.813 per share, which was the fair market value of the shares on the date of grant (February 11, 2000). These options vest in installments of 8,333 shares, 8,333 shares and 8,334 shares, respectively, on the first, second and third anniversaries of the date of the grant and were all cancelled in connection with Mr. Lee's resignation effective September 1, 2002; and (ii) options to purchase 75,000 shares of Class A Common Stock with an exercise price of $2.031 per share, which was the fair market value of the shares on the date of grant (December 11, 2000). These options vest in installments of 25,000 shares, 25,000 shares and 25,000 shares, respectively, on the first, second and third anniversaries of the date of the grant and were all cancelled in connection with Mr. Lee's resignation effective September 1, 2002.

        All of the Company's Named Executive Officers are employed on an at-will basis and none of the Named Executive Officers is a party to any employment agreement with the Company. Each of the executive officers may also receive discretionary bonuses as may be determined by the Compensation Committee.

Option Grants in Last Fiscal Year

        No Options were granted to any of the Named Executive Officers of the Company during the year ended December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information with respect to the exercise of options by the Named Executive Officers during the year ended December 31, 2002 and unexercised options held as of the end of that year.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)
					Value of Unexercised In-the-Money Options at Fiscal Year End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles Ying	—	—	496,666	13,334	$31,200	—
Anna M. Chagnon	—	—	194,916	43,584	$10,028	—
John S. Collins	35,000	31,500	118,444	16,667	$58,500	—
Sampo Kaasila	—	—	123,333	21,667	$9,000	—
Costas Kitsos	—	—	100,000	30,000	$1,800	—
Sang Lee	—	—	—-	—	—	—

(1)
Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired, without deducting taxes or commissions paid by employee.

(2)
Value of unexercised options equals fair market value of the shares underlying in-the-money options at December 31, 2002 ($1.68 per share), which was the last trading day of the Company's fiscal year, less the exercise price, times the number of options outstanding.

Subsidiary Option Grants to Directors and Named Executive Officers

Pageflex, Inc. Option Grants

        No Options to purchase the common stock of Pageflex, Inc. were granted to any of the Directors or Named Executive Officers of the Company during the year ended December 31, 2002.

MyFonts.com, Inc. Option Grants

        No Options to purchase the common stock of MyFonts.com, Inc. were granted to any of the Directors or Named Executive Officers of the Company during the year ended December 31, 2002.

EXECUTIVE AGREEMENTS

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2002, Messrs. Beitzel, Kaminski, Lang and Lubrano fulfilled all functions of the Compensation Committee with regard to determining compensation of executive officers of the Company.

STOCK PERFORMANCE GRAPH

        The line graph below compares the cumulative total returns of the Company's Class A Common Stock, the Total Return Index for the Nasdaq Stock Market (US), and the Nasdaq Computer & Data Processing Services Stock Index over a five-year period. It assumes $100 was invested on December 31, 1997, with dividends reinvested. The closing sales price of the Company's Class A Common Stock on December 31, 2002 was $1.68.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG BITSTREAM INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

  * $100 invested on 12/31/97 in stock or index—
  including reinvestment of dividends.
  Fiscal year ending December 31.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table sets forth certain information as of April 8, 2003, with respect to the Class A Common Stock of the Company owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission, directly or indirectly, by each stockholder known to the Company to own beneficially more than 5% of the Company's Class A Common Stock, by each director, by the executive officers named in the Summary Compensation Table included elsewhere herein, and by all directors and executive officers of the Company and its subsidiaries as a group. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Class A Common Stock of the Company if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within 60 days of April 8, 2003. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

Name and Address(2)	Number(1)	Percent of Common Stock(1)
Principal Stockholders
Gruber & McBaine 50 Osgood Place San Francisco, CA 94133	769,500	9.22%
Marathon Capital Management, LLC PO Box 771 Hunt Valley, MD 21030	615,165	7.37%
Directors and Executive Officers
Charles Ying(3)	581,957	5.74%
Amos Kaminski(4) c/o Interfid Ltd. 150 E. 58th Street, 27th Floor New York, New York 10155-2798	387,654	3.83%
David G. Lubrano(5) 94 Otis Street Hingham, Massachusetts 02043	369,532	3.65%
George B. Beitzel(6) 29 King Street Chappaqua, New York 10514	347,571	3.43%
Anna M. Chagnon(7)	199,316	1.97%
Sampo Kaasila(8)	142,333	1.40%

John S. Collins(9)	139,162	1.37%
Costas Kitsos(10)	100,000	*
Michael Lang(11)	39,434	*
Sang Lee	—	—
All directors and executive officers as a group (10 persons)(3)(4)(5)(6)(7)(8)(9)(10)(11)	2,306,959	22.77%

*
Less than one percent

(1)
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The information presented with respect to the Principal Stockholders is based on reports of beneficial ownership on Schedules 13D and 13G delivered to the Company pursuant to the Exchange Act and such other information as may have been provided to the Company by any such Principal Stockholder. In accordance with the rules of the Securities and Exchange Commission, Class A Common Stock subject to stock options or warrants which are currently exercisable or which become exercisable within 60 days after April 8, 2003, are deemed outstanding for computing the share ownership and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)
Unless otherwise indicated, the address of the officer listed is: c/o Bitstream Inc., 215 First Street, Cambridge, MA 02142.

(3)
Includes 40,000 shares and 456,666 shares issuable to Mr. Ying upon the exercise of warrants and options, respectively.

(4)
Includes 20,877 shares and 220,667 shares issuable to Mr. Kaminski upon the exercise of warrants and options, respectively. Also includes 1,110 shares issuable upon the exercise of warrants and 20,000 shares of Class A Common Stock held of record by Interfid Ltd. of which Mr. Kaminski is President and a director and, therefore, Mr. Kaminski may be deemed a beneficial owner of such shares.

(5)
Includes 20,510 shares and 220,667 shares issuable to Mr. Lubrano upon the exercise of warrants and options, respectively.

(6)
Includes 20,499 shares and 220,667 shares issuable to Mr. Beitzel upon the exercise of warrants and options, respectively. Also includes 373 shares issuable upon the exercise of warrants, all held of record by the Beitzel Family Trust. Since Mr. Beitzel and his family are the beneficiaries of the Beitzel Family Trust and Mr. Beitzel's wife and children share voting power therein, Mr. Beitzel may be deemed beneficial owner of such shares.

(7)
Includes 193,666 shares issuable to Ms. Chagnon upon the exercise of options. Also includes 1,250 shares issuable upon the exercise of options held of record by Michael Chagnon, an employee of the Company and Ms. Chagnon's spouse, and, therefore, Ms. Chagnon may be deemed a beneficial owner of such shares and 4,400 shares held by Ms. Chagnon and her husband as joint tenants.

(8)
Includes 123,333 shares issuable to Mr. Kaasila upon the exercise of options and 19,000 shares held by Mr. Kaasila and his wife as joint tenants.

(9)
Includes 111 shares and 118,333 shares issuable to Mr. Collins upon the exercise of warrants and options, respectively, and 20,718 shares held by Mr. Collins and his wife as joint tenants

(10)
Includes 100,000 shares issuable to Mr. Kitsos upon the exercise of options.

(11)
Includes 23,334 shares issuable to Mr. Lang upon exercise of options, and 16,100 shares held in trust for Mr. Lang's minor children, of which Mr. Lang may be deemed a beneficial owner of such shares.

        The Company is not aware of any arrangements including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires directors, executive officers and stockholders who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission and the NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company.

        Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that with respect to the year ended December 31, 2002, its directors, officers and ten-percent stockholders complied with all Section 16(a) filing requirements.

        The Company is not aware of any other late filings pursuant to Section 16(a) of the Exchange Act.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        Proposals of security holders intended to be presented at the next Annual Meeting of Stockholders of the Company to be held during 2004, pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by the Company at its principal executive office in Cambridge, Massachusetts before December 19, 2003 for inclusion in the Company's proxy and proxy statement relating to said meeting. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission. For non-Rule 14a-8 proposals, the Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Secretary of the Company at its principal executive office not less than the earlier of 45 days before the date on which the Company first mailed its proxy materials for the preceding year's Annual Meeting of Stockholders (if such proxy materials were mailed) and 60 days prior to the first anniversary of the preceding year's Annual Meeting of Stockholders, nor more than 90 days prior to the first anniversary of the preceding year's Annual Meeting of Stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a security holder fails to notify the Company, pursuant to the requirements of the advance notice provisions of the By-laws, of a non-Rule 14a-8 stockholder proposal which it intends to submit at the Company's next Annual Meeting of Stockholders of the Company to be held during 2004, the proxy solicited by the Board with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

ANNUAL REPORT

        The Company's Annual Report to Stockholders, including financial statements, for the year ended December 31, 2002 is being furnished to stockholders of record of the Company concurrently with this Proxy Statement. The Annual Report to Stockholders does not, however, constitute a part of the proxy soliciting material.

OTHER MATTERS

        As of the date of this Proxy Statement, the management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting of Stockholders and Proxy Statement which may come before the Meeting. Should any other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment on such matters.

FORM 10-K AVAILABLE

        The Annual Report of the Company filed with the Securities and Exchange Commission on Form 10-K, which includes consolidated financial statements for the Company and its subsidiaries, is available to stockholders without charge upon written request to the President and General Counsel of the Company at 215 First Street, Cambridge, Massachusetts 02142.

DETACH HERE

BITSTREAM INC.

        The undersigned hereby appoints Charles Ying and Anna Chagnon, or either of them, proxies of the undersigned with full power of substitution, to vote all shares of Class A Common Stock, $0.01 par value ("Class A Common Stock") of Bitstream Inc. (the "Company") held of record by the undersigned on April 8, 2003, at the Company's Annual Meeting of Stockholders to be held May 20, 2003 and at any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

BITSTREAM INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE

☒	Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEM (1) AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

1.	Election of Directors
	Nominees:	(01) George B. Beitzel, (02) Amos Kaminski, (03) Michael Lang, (04) David G. Lubrano and (05) Charles Ying
FOR ☐ ☐ WITHHELD
☐	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
For all nominees except as noted above
		FOR	AGAINST	ABSTAIN
2.	In their discretion, the proxies are authorized to vote upon such matters as may properly come before the meeting or any postponement or adjournment thereof.	☐	☐	☐

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms the said attorneys, agents, proxies, their substitutes or any of them may lawfully do by virtue thereof.
Please date, sign and return this Proxy Card in the enclosed envelope. No postage required if mailed in the United States.

Please date this Proxy and sign your name exactly as it appears hereon. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized persons.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
RETURN OF PROXIES
PROXY STATEMENT
SOLICITATION OF PROXIES
SHARES OUTSTANDING AND VOTING RIGHTS
PROPOSAL NO. 1—ELECTION OF DIRECTORS
NOMINEES FOR DIRECTORS
CORPORATE GOVERNANCE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
EXECUTIVE AGREEMENTS
STOCK PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG BITSTREAM INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS
FORM 10-K AVAILABLE